NEITHER THIS PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

                               10% PROMISSORY NOTE

US$________
                                                             _____________, 20__
                                                              Encino, California

      PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to _________________ (the "Holder"), the principal amount of ___________ Dollars (US$_______) (the "Principal Amount"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid or converted in accordance with the terms hereof.

      1. Promissory Note (the "Note")

            1.1 Interest Rate. Subject to the provisions of Subsection 2.1 hereof, the rate of interest hereunder (the "Interest Rate") shall be ten percent (10%) per annum, which shall be computed on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed and shall be payable in arrears and in cash.

            1.2 Payments. The Principal Amount plus all accrued but unpaid interest thereon shall be due and payable upon the first to occur of the following events (the "Due Date"): (i) Twenty-six (26) calendar days from the issue date of this Note; or (ii) December 12, 2005. Payment and any prepayment under Section 1.3 below shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

            1.3 Prepayment. Prepayment may be made by the Company of the entire amount of the Principal Amount and all accrued but unpaid interest without penalty at any time.

      2. Shares and Warrants

            2.1 Issuance of Shares: The Company will issue seven thousand (7,000) shares of unregistered Company common stock, US$.001 par value (the "Shares") to Holder for each ten thousand dollars (US$10,000) of Notes purchased and in exchange for one hundred dollars (US$100) of the interest expense set forth in Subsection 1.1 hereof being converted to purchase the Shares. As promptly as practicable, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates evidencing the number of full shares of Common Stock issuable to Holder in accordance with the terms and conditions of this Note. No fractional shares shall be issued. In lieu of any fractional share to which such Holder would otherwise be entitled, such fractional share shall be rounded to the nearest whole share

            2.2 Issuance of Warrants. The Company will issue all of the following to investors for each $10,000 of Notes purchased: (i) warrants to purchase 3,500 additional Shares at $1.00 per Share for every $10,000 of Notes subscribed; and (ii) warrants to purchase 3,500 additional Shares at $1.25 per Share for every $10,000 of Notes subscribed. The term of the warrants will be 3 years from the date of issue.

            2.3 Registration Rights. The Company will file a registration statement within 9 months of issuance of the Note and include all the underlying shares of common stock issued for the Note in accordance with Section 2.1 hereinabove and any exercise of the warrants referenced in Section 2.2 hereinabove. The Holder will have piggy-back registration rights if the Company files registration for any other Shares before this 9 month period. Piggy-back registration will be with the acceptance of the underwriters as selected by the Company.

      3. Personal Guarantee. The prompt payment of the Principal Amount, including any and all interest due thereon, is personally guaranteed as set forth in Attachment "A" to this Note.

      4. Events of Default. The Holder may declare the entire amount of the Principal Amount of this Note and all accrued but unpaid interest thereon immediately due and payable, effective upon written notice to the Company as described above, if any of the following events shall occur (each, an "Event of Default"):

            4.1 Payment of Note. Default in the payment of this Note when due.

            4.2 Bankruptcy, Insolvency, Etc. Commenced by the Company. If the
Company:

                  4.2.1 shall commence any proceeding or any other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing;

                  4.2.2 shall admit its inability to pay its debts as they mature in any petition or pleading in connection with any such proceeding;

                  4.2.3 shall apply for, or consent to or acquiesce in, an appointment of a receiver, conservator, trustee or similar officer for it or for all or substantially all of its assets and properties;

                  4.2.4 shall make a general assignment for the benefit of creditors; or

                  4.2.5 shall admit in writing its inability to pay its debts as they mature.

            4.3 Bankruptcy, Insolvency, Etc. Commenced Against the Company. If any proceedings are commenced or any other action is taken against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the United States Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of its assets and properties is appointed; and in each such case, such event continues for ninety (90) days undismissed, unbonded and undischarged.

            4.4 Material Breach. Any material breach of any representation, warranty, covenant or obligation of the Company under this Note that is not cured within thirty (30) days after receipt by the Company of written notice from the Holder.

      5. Miscellaneous.

            5.1 Transfer of Note. This Note shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be void ab initio and of no force or effect.

            5.2 Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

            5.3 Notices. Any notice, demand, or other communication which any party hereto may elect or be required to give hereunder shall be given by fax or overnight courier, and shall be deemed to have been received, in the case of a fax, on the date such fax was sent if confirmation of transmission is received by the sender, and in the case of overnight courier, on the next business day. All notices shall be sent to the parties at the addresses provided on the signature page set forth below.

            5.4 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which such party may be entitled.

            5.5 Amendments and Waivers. Any amendment or waiver of the terms, conditions, right and obligations set forth herein shall be binding only with the written consent of the Company and the Holder.

            5.6 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            5.7 Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of California, without give effect to its conflicts of laws principles.

            5.8 Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

Dated: _________, 20__

                                       PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
                                       a Nevada corporation

                                       By:
                                           -------------------------------
                                       Name: Ari L. Markow
                                       Title: President

                                       Address For Notices:
                                       15760 Ventura Blvd.
                                       Suite 1020
                                       Encino, California 91436
                                       Attention: Ari L. Markow, President
                                       Fax Number: 818-206-0053


Acknowledged and Agreed:


-----------------------

By:
   ---------------------------------
Name:
      ------------------------------
Title:
       -----------------------------
Date:
      ------------------------------

Address for Notices:

-----------------------

-----------------------

-----------------------
Attention:
           ------------
Fax Number:
            -----------

                             ATTACHMENT "A" TO NOTE

                      PERSONAL GUARANTEE OF PAYMENT OF NOTE

The undersigned personally guarantees prompt payment of the Principal Amount, including any and all interest due thereon, set forth in the attached 10% Promissory Note (the "Note") issued by Pride Business Development Holdings, Inc., a Nevada corporation (the "Company"), when due in accordance with its terms. Said personal guarantee of the Note is backed by the personal funds of the undersigned. If immediately available funds are not received by the Holder of the Note by the Due Date set forth in the Note, then the undersigned will personally pay to the Holder, within two days following the Due Date set forth in the Note, the Principal Amount of the Note, including any and all interest due thereon.

By:
   ---------------------------------

-----------------------

-----------------------

-----------------------
Telephone:
           ------------
Facsimile:
           ------------